Exhibit 5.1
September 23, 2009
Arrow Electronics, Inc.
50 Marcus Drive
Melville, New York 11747-4210
          Re: Arrow Electronics, Inc., Registration Statement Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Arrow Electronics, Inc., a New York corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering the following securities to be offered from time to time by the Company on the terms to be determined at the time of the offering: (i) common stock, par value $1.00, of the Company (the “Common Stock”); (ii) preferred stock of the Company (the “Preferred Stock”); (iii) senior and subordinated debt securities of the Company (collectively, the “Debt Securities”); and (iv) warrants to purchase Common Stock, Preferred Stock and Debt Securities (collectively, the “Warrants”). The Common Stock, Preferred Stock, Debt Securities and Warrants are herein collectively referred to as the “Securities”.
     In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Registration Statement and the form of Indenture incorporated by reference as an exhibit thereto. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have relied upon representations and certifications as to factual matters by officers and representatives of the Company and other appropriate persons and statements contained in the Registration Statement.
     Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:
     1. The Common Stock, when duly authorized, will be validly issued, fully paid, and nonassessable at such time as: (i) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company and (ii) the Common Stock has been duly issued and sold against payment therefor as contemplated by the Registration Statement and any prospectus supplement relating thereto.
     2. The Preferred Stock, when duly authorized, will be validly issued, fully paid, and nonassessable at such time as: (i) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company and (ii) the Preferred Stock has been duly issued and sold against payment therefor as contemplated by the Registration Statement and any prospectus supplement relating thereto.

     3. Debt Securities, when duly authorized, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, at such time as: (a) the terms of the Debt Securities and of their issuance and sale have been approved by appropriate action of the Company and the applicable trustee; (b) the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture; and (c) the Debt Securities have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable indenture or supplemental indenture.
     4. The Warrants, when duly authorized, will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law at such time as: (i) the terms of the Warrants and of their issuance and sale have been duly authorized and approved by appropriate action of the Company and the applicable warrant agent; (ii) the Warrants have been duly executed, authenticated and delivered in accordance with the applicable warrant agreement and (iii) the Warrants have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable warrant agreement.
     The foregoing opinion is limited to matters involving the law of the State of New York.
     This letter is furnished to you in connection with the filing of the Registration Statement. We disclaim any obligation to update anything herein for events occurring after the date hereof.
     We hereby consent to the reference to us under the heading “Validity of Securities” in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP Milbank, Tweed, Hadley & McCloy LLP
RBW/JKG